CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (No. 333-249114) (the “Registration Statement”) of our report dated April 11, 2024 relating to the financial statements of Transamerica Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 19, 2024 relating to the financial statements of each of the subaccounts of Separate Account VA DD indicated in our report. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 25, 2025